Exhibit 10.23
BASE SALARIES OF NAMED EXECUTIVE OFFICERS OF THE REGISTRANT
     The following are the base salaries (on an annual basis) of the named executive officers of the Company:

Name and Title	Base Salary(1)
Errol De Souza President and Chief Executive Officer	$450,000
Solomon S. Steiner Chief Scientific Officer	$400,000
Gerard J. Michel Chief Financial Officer, Vice President Corporate Development and Treasurer	$317,000
Alan Krasnser Chief Medical Officer	$312,000
Paul Bavier General Counsel and Secretary	$210,000

(1)	Base salaries effective March 31, 2010 for CEO and CSO, and December 1, 2009 for other named executive officers.